UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2006

Analytical Surveys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13111

CO	84-0846389
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8610 N. New Braunfels
Suite 205
San Antonio, TX 78217
(Address of principal executive offices, including zip code)

210-657-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On November 30, 2006, Analytical Surveys, Inc. (the "Company") announced that it issued three one-year senior secured convertible notes totaling $1.65 million pursuant to that certain Securities Purchase Agreement dated as of November 24, 2006 (the "Purchase Agreement"). The notes, together with interest that accrues at the rate of 13% per annum, are convertible into shares of the Company's Common Stock at a conversion price of $0.695 per share, which is $0.135 per share above fair market value of the Common Stock on the trading date preceding the closing date of November 24, 2006. Upon maturity, any unconverted outstanding principal and interest is due and payable in cash. In connection with the Purchase Agreement, the investors received warrants to purchase 2,374,101 shares of the Company's Common Stock at $0.57 per share, which was $0.01 above the fair market value of the Common Stock on the trading date preceding the closing date. The warrants are exercisable any time after May 24, 2007 and before November 24, 2011. Net proceeds after expenses totaled approximately $1.456 million. The Company also issued warrants to purchase 189,928 shares of the Company's Common Stock at $0.57 to the placement agent, Palladium Capital Advisors, LLC.

A copy of the press release announcing the financing is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Proceeds will be used to fund ASI Energy, a division of ASI.

Item 3.02.    Unregistered Sales of Equity Securities

The information regarding the issuance of the senior secured convertible promissory notes and warrants set forth in Item 1.01 is hereby incorporated into this Item 3.02. The sale of the notes and warrants was made pursuant to Section 4(2) of the Securities Act of 1933 as amended, and Rule 506 promulgated thereunder. Pursuant to the terms of the Registration Rights Agreement dated November 24, 2006, between the Company and the investors, the Company agreed to file a series of registration statements to register 130% of the total shares issuable under the transaction.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits
and the Purchasers named therein.
4.2 13% Secured Convertible Debenture due November 24, 2007, issued to Monarch Capital Fund.
4.3 13% Secured Convertible Debenture due November 24, 2007, issued to Harborview Master Fund LP.
4.4 13% Secured Convertible Debenture due November 24, 2007, issued to DKR SoundShore Oasis Holding Fund LTD.
4.5 Common Stock Purchase Warrant dated November 24, 2006, issued to Monarch Capital Fund with an exercise price of $0.57 per share.
4.6 Common Stock Purchase Warrant dated November 24, 2006, issued to Harborview Master Fund LP with an exercise price of $0.57 per share.
4.7 Common Stock Purchase Warrant dated November 24, 2006, issued to DKR SoundShore Oasis Holding Fund LTD with an exercise price of $0.57 per share.
4.8 Registration Rights Agreement entered into as of November 24, 2006, among the Company and the Purchasers.
4.9 Security Agreement entered into as of November 24, 2006, among the Registrant and the Purchasers.
99.1 Press release issued by the Company dated November 30, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: October 30, 2006	By:	/s/ Lori Jones
Lori Jones
CEO

Exhibit Index

Exhibit No.	Description
EX-4.2	13% Secured Convertible Debenture due November 24, 2007, issued to Monarch Capital Fund
EX-4.3	13% Secured Convertible Debenture due November 24, 2007, issued to Harborview Master Fund LP
EX-4.4	13% Secured Convertible Debenture due November 24, 2007, issued to DKR SoundShore Oasis Holding Fund LTD
EX-4.6	Common Stock Purchase Warrant dated November 24, 2006, issued to Harborview Master Fund LP
EX-4.7	Common Stock Purchase Warrant dated November 24, 2006, issued to DKR SoundShore Oasis Holding Fund LTD
EX-99.1	Press release issued by the Company dated November 30, 2006
EX-4.5	Common Stock Purchase Warrant dated November 24, 2006, issued to Monarch Capital Fund
EX-4.1	Securities Purchase Agreement dated as of November 24, 2006
EX-4.9	Security Agreement entered into as of November 24, 2006,
EX-4.8	Registration Rights Agreement entered into as of November 24, 2006